Exhibit 99.4

___________, 2015

Dear NUVO Bank & Trust Company 2013 Warrant Holder:

The books and records of NUVO Bank & Trust Company (“NUVO”) show that you are the holder of warrants to purchase shares of NUVO’s common stock, which were issued in 2013 at an exercise price of $5.00 per share, expiring on April 30, 2017 (“2013 Warrants”). In connection with the upcoming merger of NUVO with and into Merchants Bank, which was approved by the NUVO shareholders at a special meeting held on September 30, 2015, your 2013 Warrants will be converted into the right to elect to receive either (i) a cash payment of $2.15 per share in full cancellation of your 2013 Warrants or (ii) replacement warrants to purchase shares of the common stock, $0.01 par value per share, of Merchants Bancshares, Inc. (“Merchants”), with the number of Warrants and the exercise price adjusted appropriately for the stock consideration exchange ratio in the merger (“Replacement 2013 Warrants”). This election, which is in addition to your cash/stock election for the merger consideration in your capacity as a NUVO shareholder, will be effective only upon the completion of the merger. A description of the merger, including treatment of warrants to purchase NUVO common stock, is included in the proxy statement/prospectus dated August 17, 2015 (the “Proxy Statement”), which was provided to you previously in connection with NUVO’s special meeting of shareholders. The merger is expected to be completed on or about _________, 2015.

Enclosed is a 2013 Warrant Election Form and Letter of Transmittal and related documents. Please complete, sign and return the 2013 Warrant Election Form and Letter of Transmittal, with all of your NUVO 2013 Warrant Certificates, to Merchants’ exchange agent, American Stock Transfer & Trust Company, LLC (the “Exchange Agent”) on or before the Election Deadline specified below, in order to make an election. Also enclosed for your information are Frequently Asked Questions about the 2013 Warrant election process and an envelope to return your 2013 Warrant Election Form and Letter of Transmittal and your 2013 Warrant Certificates. Please do not send your 2013 Warrant Certificates to NUVO or Merchants.

In order for your 2013 Warrant election to be effective, the Exchange Agent must receive your completed 2013 Warrant Election Form and Letter of Transmittal, together with your NUVO 2013 Warrant Certificates, no later than the Election Deadline of 5:00 p.m., New York time, on __________, 2015. Please follow the instructions provided with the 2013 Warrant Election Form and Letter of Transmittal carefully.

If you do not surrender your NUVO 2013 Warrant Certificates with the 2013 Warrant Election Form and Letter of Transmittal, the Exchange Agent will send you additional forms for the surrender of your NUVO 2013 Warrant Certificates after completion of the merger, and you will be deemed not to have made an election, and a Replacement 2013 Warrant Certificate will be issued to you upon your surrender of your 2013 Warrant Certificates. If you choose to make an election, please note that (i) you may revoke your election any time before the Election Deadline by following the instructions provided with the 2013 Warrant Election Form and Letter of Transmittal and (ii) the merger may not close for some time after the Election Deadline and during that period you will not be able to exercise, transfer or assign your 2013 Warrants.

The Proxy Statement contains important information about the merger and your election rights, so please read it and section 2.03 of the merger agreement attached as Appendix A to the Proxy Statement carefully before making your election.

If you also hold Organizer Warrants issued by NUVO in 2008, please do not use the enclosed form to send your Organizer Warrant Certificates. Holders of Organizer Warrants will receive separate instructions.

If you have any questions regarding the enclosed election materials, please call the Exchange Agent, toll free, at
1-800-_________.

Michael R. Tuttle
President and Chief Executive Officer

Time is Critical	Please Complete and Return Promptly

2013 WARRANT ELECTION FORM AND LETTER OF TRANSMITTAL

To accompany 2013 Warrant Certificate(s) to purchase shares of common stock, par value $0.01 per share,

of NUVO Bank & Trust Company

ELECTION DEADLINE IS 5:00 P.M., NEW YORK TIME, ON ___________, 2015

If your NUVO Bank & Trust Company 2013 Warrant Certificate(s) has been lost, stolen, misplaced or mutilated, contact the Exchange Agent at (___) _________, or ______ [name] ______, at NUVO Bank & Trust Company (___) _______. See Instruction 3, page 3.

See Instruction 10, page 4 for definitions of certain capitalized terms.

PLEASE RETURN IN THE ACCOMPANYING ENVELOPE OR SEND BY OVERNIGHT DELIVERY

Method of delivery of the 2013 Warrant Certificate(s) is at the option and risk of the owner thereof. See Instruction 5, page 4. Mail or send by overnight delivery service this 2013 Warrant Election Form and Letter of Transmittal, together with the certificate(s) described below representing your 2013 Warrants, to the Exchange Agent:

If delivering by mail:	If delivering by hand or courier:
American Stock Transfer & Trust Company, LLC	American Stock Transfer & Trust Company, LLC
Operations Center	Operations Center
Attn: Reorganization Department	Attn: Reorganization Department
P.O. Box 2042	6201 15th Avenue
New York, New York 10272-2042	Brooklyn, New York 11219

For Information call the Exchange Agent at (877) 248-6417 or (718) 921-8317.

This election relates to the proposed merger (the “Merger”) between NUVO Bank & Trust Company (“NUVO”) and Merchants Bank, a wholly-owned subsidiary of Merchants Bancshares, Inc. (“Merchants”), pursuant to the terms of the Agreement and Plan of Merger dated as of April 27, 2015 between NUVO and Merchants and a related Bank Merger Agreement dated as of July 2, 2015 between NUVO and Merchants Bank and joined in for certain limited purposes by Merchants (together, the “Merger Agreement”). The proposed merger was approved by the shareholders of NUVO at a special meeting of shareholders held on September 30, 2015. Upon completion of the merger, each outstanding 2013 Warrant will be converted into the right for the holder to elect to receive (i) a Warrant Cancellation Payment of $2.15 per share in cancellation of the 2013 Warrant; or (ii) a Replacement 2013 Warrant to purchase Merchants common stock, reflecting the following adjustments:

•

The number of 2013 Warrants will be multiplied by the Exchange Ratio (0.2416); and

•

The exercise price of the 2013 Warrant will be divided by the Exchange Ratio (0.2416). As adjusted, the per share exercise price of the Replacement 2013 Warrants will be $20.69.

These adjustments are made in accordance with Section 2.03 of the Merger Agreement and Section 5(c) of the 2013 Warrant Agreement. No change will be made to the warrant expiration date (April 30, 2017). Please refer to the Proxy Statement for a full discussion of the proposed Merger, including the treatment of the 2013 Warrants. The proposed Merger is expected to be completed on or about _______, 2015.

This election governs the consideration that you, as the holder of a NUVO 2013 Warrant, will receive if the merger is completed. This election may also affect the income tax treatment of the merger consideration that you receive.

DESCRIPTION OF NUVO BANK & TRUST COMPANY SHARES SURRENDERED
Name(s) and Address of Registered Holder(s) Please correct details if incorrect or fill in, if blank) Please ensure name(s) appear(s) exactly as on 2013 Warrant Certificate(s)	Certificate No(s)	Number of Warrants

TOTAL WARRANTS

Please complete the form below to make an election (1) to have all of your 2013 Warrants to purchase NUVO common stock converted into the right to receive a warrant cancellation payment in cash, or (2) to receive a Replacement 2013 Warrant to purchase Merchants common stock. If no box is checked, or if you otherwise fail to make a timely election, you will be deemed to have elected to receive a Replacement 2013 Warrant.

ELECTION

I hereby elect to receive the following as consideration for my shares of NUVO common stock:

(check only one box)

☐

REPLACEMENT WARRANT ELECTION – All 2013 Warrants converted to Replacement 2013 Warrants.

☐

CASH ELECTION – All 2013 Warrants converted into the right to receive the cash Warrant Cancellation Payment of $2.15 per share.

To be effective, this 2013 Warrant Election Form and Letter of Transmittal must be properly completed, signed and delivered to the Exchange Agent, together with your 2013 Warrant Certificate(s) and any other required documentation, at the address above prior to 5:00 P.M., New York Time, on _________, 2015 (the “Election Deadline”). Do not send this document or your NUVO 2013 Warrant Certificate(s) to NUVO or Merchants.

Please issue the Replacement 2013 Warrant Certificate or check for the Warrant Cancellation Payment in the name(s) shown in the box on the first page of this document to the above address unless instructions are given in the boxes below.

SPECIAL ISSUANCE/PAYMENT INSTRUCTIONS	SPECIAL DELIVERY INSTRUCTIONS

Complete ONLY if the Replacement 2013 Warrant Certificate or check for the Warrant Cancellation Payment are to be issued in a name which differs from the name(s) on the surrendered 2013 Warrant Certificate(s).

Issue to:

Name(s): _______________________________________

Address: _______________________________________

_______________________________________________

(See Instruction 7)

Complete ONLY if the Replacement 2013 Warrant Certificate or check for the Warrant Cancellation Payment are to be mailed to the registered holder(s) to an address other than the address on the front page of this form.

Mail to:

Name(s): _____________________________________

Address: _____________________________________

_____________________________________________

(See Instruction 8)

REGISTERED HOLDER(S) MUST SIGN IN THE BOX BELOW

SIGNATURE(S) REQUIRED Signature of Registered Holder(s) or Agent	SIGNATURE(S) GUARANTEED (IF REQUIRED) See Instruction 7.

Must be signed by all of the registered holder(s) EXACTLY as name(s) appear(s) on the 2013 Warrant Certificate(s). If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, please set forth full title and provide proper evidence of authority to Exchange Agent. See Instructions 6 and 7.

The undersigned represents that I (we) have full authority to surrender without restriction the 2013 Warrant Certificate(s) enclosed herewith.

_______________________________________________

Registered Holder

_______________________________________________

Registered Holder

_______________________________________________

Title, if any

Important: Area Code/Phone No. ____________________

Please provide a signature guarantee if required (see Instruction 7) issued by a member of a “Signature Guarantee Program,” Stock Exchange Medallion Program or New York Stock Exchange Medallion Signature Program (an “Eligible Institution”).

___________________________________________

Authorized Signature

___________________________________________

Name of Firm

___________________________________________

Address of Firm – Please Print

SUBSTITUTE FORM W-9 REQUEST FOR TAXPAYER IDENTIFICATION NUMBER AND CERTIFICATION (See Instruction 9)
Check the appropriate box:
☐	Individual/Sole Proprietor	☐	C Corporation
☐	S Corporation	☐	Partnership
☐	Limited Liability Company:__________________	☐	Trust/Estate
	Enter the tax classification (C = C Corporation, S = S Corporation, P = Partnership)	☐	Exempt Payee Exempt Payee code or Exemption from FATCA
☐	Other: __________________________________		reporting code (if any): ____________________

Taxpayer Identification Number (TIN)
Enter your TIN in the box. The TIN provided must match your name to avoid backup withholding. For Individuals, this is your Social Security Number.

Certification

Under penalties of perjury, I certify that: (1) the number shown on this form is my correct U.S. Taxpayer Identification Number; (2) I am a U.S. Citizen, and (3) I am not subject to withholding because: (a) I am exempt from backup withholding, (b) I have not been notified by the IRS that I am subject to backup withholding as a result of failure to report all interest or dividends, or (c) the IRS notified me that I am not subject to withholding.

SIGNATURE: __________________________________________________ DATE: ______________________

NOTE: The new owner must sign the Substitute Form W-9. Failure to complete this form will result in backup withholdings per IRS regulations. If the new account is to be registered to Joint Tenants, use the Taxpayer Identification Number (TIN) of the first owner named on the account. If you are not a U.S. citizen or do not have a Social Security Number, please use the appropriate Form W-8. To obtain the appropriate Form W-8, please visit the IRS’ website at http://apps.irs.gov/app/picklist/list/formsPublications.html.

INSTRUCTIONS
(Please read carefully all of the instructions below)

1.    Election Deadline: For any election contained herein to be considered, this 2013 Warrant Election Form and Letter of Transmittal, properly completed and signed, together with the related 2013 Warrant Certificate(s), must be received by the Exchange Agent at the address on the front of this Election Form and Letter of Transmittal no later than 5:00 P.M., NEW YORK TIME, ON _________, 2015 (the “Election Deadline”). The Exchange Agent, in its sole discretion, will determine whether any 2013 Warrant Election Form and Letter of Transmittal is received on a timely basis and/or has been properly completed.

2.     Revocation or Change of Election Form: Any 2013 Warrant Election Form and Letter of Transmittal may be revoked or changed by written notice from the person submitting such form to the Exchange Agent, but to be effective such notice must be received by the Exchange Agent at or prior to the Election Deadline. The Exchange Agent will have discretion to determine whether any revocation or change is received on a timely basis and/or has been properly made.

3.     Surrender of 2013 Warrant Certificate(s), Lost Certificate(s): For an election to be effective, this 2013 Warrant Election Form and Letter of Transmittal must be accompanied by the certificate(s) evidencing your 2013 Warrants and any required accompanying evidences of authority. If your 2013 Warrant Certificate(s) has been lost, stolen, misplaced or destroyed, contact the Exchange Agent at ____________, or ___[name]_____, at NUVO Bank & Trust Company at ____________ prior to submitting this Election Form and Letter of Transmittal.

4.     Termination of Merger: If the Merger Agreement is terminated, the Exchange Agent will promptly return your tendered 2013 Warrant Certificate(s) via registered mail. The Exchange Agent and NUVO will use their commercially reasonable efforts to facilitate such return, but return of Certificate(s) other than by registered mail will only be made at the expense, written direction and risk of the requesting NUVO 2013 Warrant Holder, accompanied by a pre-paid, pre-addressed return courier envelope sent to the Exchange Agent.

5.     Method of Delivery: Your 2013 Warrant Certificate(s) and the 2013 Warrant Election Form and Letter of Transmittal must be sent or delivered to the Exchange Agent. Do not send them to Merchants or NUVO. The method of delivery (mail, overnight delivery service) to the Exchange Agent at the address set forth on the front of the 2013 Warrant Election Form and Letter of Transmittal is at the option and risk of the 2013 Warrant Holder. Delivery will be deemed effective only when actually received by the Exchange Agent. If the 2013 Warrant Certificate(s) are sent by mail, registered mail with return receipt requested and properly insured, is suggested. A return envelope is enclosed.

6.     Replacement 2013 Warrant Certificate/Check Issued In the Same Name(s): If the Replacement 2013 Warrant Certificate or check for the Warrant Cancellation Payment are to be issued in the same name(s) as the surrendered 2013 Warrant Certificate(s), the 2013 Warrant Election Form and Letter of Transmittal should be completed and signed exactly as the surrendered certificate is registered. You need not sign the 2013 Warrant Certificate(s) because signatures are not required if the certificate(s) surrendered are submitted by the registered owner(s) of such 2013 Warrants unless the registered Holder has completed the section entitled “SPECIAL ISSUANCE/PAYMENT INSTRUCTIONS.” If any of the 2013 Warrants surrendered hereby are registered in the name of two or more joint owners, all such owners must sign the Election Form and Letter of Transmittal exactly as written on the face of the 2013 Warrant Certificate(s). If any 2013 Warrant Certificates are registered in different names on several certificates, it will be necessary to complete, sign and submit as many separate 2013 Warrant Election Forms and Letters of Transmittal as there are different registrations. 2013 Warrant Election Forms and Letters of Transmittal executed by trustees, executors, administrators, guardians, officers of corporations, or others acting in a fiduciary capacity who are not identified as such to the registration must be accompanied by proper evidence of the signer’s authority to act.

7.     Special Issuance/Payment Instructions: If a check for the Warrant Cancellation Payment is to be made payable to or a Replacement 2013 Warrant Certificate is to be registered in other than the name(s) that appear(s) on the surrendered 2013 Warrant Certificate(s), indicate the name(s) and address in the box on page 2 marked “SPECIAL ISSUANCE/PAYMENT INSTRUCTIONS.” Please note, an appropriate Form W-9 or Form W-8, as applicable, must also be completed for the person receiving the issuance/payment. You may obtain such forms by contacting AST at the number listed on page 1 or by accessing either http://www.amstock.com/shareholder/sh_downloads.asp or www.irs.gov.

If the section entitled “SPECIAL ISSUANCE/PAYMENT INSTRUCTIONS” is completed, then signatures on this 2013 Warrant Election Form and Letter of Transmittal must be guaranteed by a firm that is a bank, broker, dealer, credit union, savings association or other entity which is a member in good standing of the Securities Transfer Agents’ Medallion Program (each an “Eligible Institution”). If the surrendered 2013 Warrant Certificate(s) are registered in the name of a person other than the signer of this 2013 Warrant Election Form and Letter of Transmittal, or if issuance is to be made to a person other than the signer of this 2013 Warrant Election Form and Letter of Transmittal or if the issuance is to be made to a person other than the registered owner(s), then the surrendered 2013 Warrant Certificate(s) must be endorsed or accompanied by duly executed stock powers, in either case signed exactly as the name(s) of the registered owners appear on such certificate(s) or stock power(s), with the signatures on the certificate(s) or stock power(s) guaranteed by an Eligible Institution as provided herein.

8.     Special Delivery Instructions: If a check for the Warrant Cancellation Payment or a Replacement 2013 Warrant Certificate are to be delivered to the registered holder(s) of the surrendered 2013 Warrant Certificate(s) at an address other than that appearing on the front of the Election Form and Letter of Transmittal, indicate the name(s) and address in the box on page 2 marked “SPECIAL DELIVERY INSTRUCTIONS”.

9.     Substitute Form W-9: Certification of your tax ID number is required in order to prevent withholding from any Warrant Cancellation Payment. You must fill out, sign, and date this Substitute Form W-9 (or submit a Form W-8, as applicable), otherwise your transmittal and accompanying documents will be rejected and sent back to you. To obtain the appropriate form, please visit the IRS’ website at http://apps.irs.gov/app/picklist/list/formsPublications.html.

10.     Certain Additional Defined Terms:  As used in this 2013 Warrant Election Form and Letter of Transmittal, the following additional definitions apply:

“2013 Warrant” means a warrant to purchase shares of NUVO common stock, $0.01 par value per share, at an exercise price of $5.00 per share, and expiring on April 30, 2017, issued by NUVO pursuant to the 2013 Warrant Agreement.

“2013 Warrant Agreement” means the Warrant Agreement dated as of April 30, 2013 executed by NUVO in connection with issuance of the 2013 Warrants.

“2013 Warrant Certificate” means a Certificate issued by NUVO and evidencing 2013 Warrants.

“Exchange Ratio” means the exchange ratio for the stock consideration in the Merger of 0.2416 shares of Merchants common stock for a share of NUVO common stock.

“Warrant Cancellation Payment” means a cash payment in the amount of $2.15 (which represents the difference between the per share cash consideration in the merger of $7.15 and the $5.00 per share exercise price of the 2013 Warrants) multiplied by the number multiplied by the number of 2013 Warrants being cancelled.

“Proxy Statement” means the Proxy Statement/Prospectus of Merchants and NUVO dated August 17, 2015 describing the proposed Merger and the Merger Agreement.

CASH CANCELLATION PAYMENT/REPLACEMENT 2013 WARRANT

ELECTION PROCESS

FREQUENTLY ASKED QUESTIONS

1.

Why have I been sent a 2013 Warrant Election Form and Letter of Transmittal?

At a special meeting of shareholders held on September 30, 2015, the shareholders of NUVO Bank & Trust Company (“NUVO”) approved the Agreement and Plan of Merger dated as of April 27, 2015 between NUVO and Merchants Bancshares, Inc. (“Merchants”), and a related Bank Merger Agreement dated as of July 2, 2015 between NUVO and Merchants Bank (a wholly-owned subsidiary of Merchants) and joined in for certain limited purposes by Merchants (together, the “Merger Agreement”), which provide for the merger of NUVO with and into Merchants Bank, with Merchants Bank as the surviving bank (the “Merger”). The Merger and Merger Agreement were described in a proxy statement/prospectus dated August 17, 2015 (the “Proxy Statement”), a copy of which was previously delivered to NUVO’s shareholders.

The books and records of NUVO  show that you are the holder of warrants to purchase shares of NUVO’s common stock, which were issued in 2013 at an exercise price of $5.00 per share, expiring on April 30, 2017 (“2013 Warrants”) and which are evidenced by one or more certificates (“2013 Warrant Certificates”). Under the Merger Agreement, as the holder of 2013 Warrants, you have the option to elect to receive either (i) a cash cancellation payment of $2.15 per share in full cancellation of your 2013 Warrants (“2013 Warrant Cancellation Payment”) or (ii) replacement warrants to purchase shares of the common stock, $0.01 par value per share, of Merchants, with the number of Warrants and the exercise price adjusted appropriately for the stock consideration exchange ratio in the merger (“Replacement 2013 Warrants”).

2.

What is the 2013 Election Form and Letter of Transmittal?

The enclosed 2013 Election Form and Letter of Transmittal does two things. First, it lets us know your choice whether to receive the 2013 Warrant Cancellation Payment of $2.15 per share or Replacement Warrants to purchase Merchants common stock following the Merger.

Second, it allows you to surrender your NUVO 2013 Warrant Certificates in order to receive the 2013 Warrant Cancellation Payment or Replacement 2013 Warrants.

3.

What is the deadline for submitting my completed 2013 Warrant Election Form and Letter of Transmittal and my 2013 Warrant Certificates?

Your completed 2013 Warrant Election Form and Letter of Transmittal, together with your 2013 Warrant Certificates, must be received by American Stock Transfer & Trust Company, LLC (the “Exchange Agent”) on or before 5:00 p.m., New York Time on _____________, 2015 (the “Election Deadline”). Delivery instructions are contained in Question 20.

4.

How do I complete the 2013 Warrant Election Form and Letter of Transmittal?

The 2013 Warrant Election Form and Letter of Transmittal is divided into separate sections. Instructions for completing each section are set forth in the Election Form and Letter of Transmittal, where applicable.

Please complete, sign and date the 2013 Warrant Election Form and Letter of Transmittal and send it to the Exchange Agent in the enclosed envelope along with your 2013 Warrant Certificate(s) so it is received by the Exchange Agent on or before the Election Deadline. Please see Question 13 for important information concerning transmitting your 2013 Warrant Election Form and Letter of Transmittal to the Exchange Agent. Please note that if your 2013 Warrants are held jointly, the signatures of all joint owners are required.

Consistent with the terms of the Merger Agreement, the 2013 Warrant Election Form and Letter of Transmittal authorizes the Exchange Agent to take all actions necessary to accomplish the delivery of the 2013 Warrant Cancellation Payment and Replacement 2013 Warrants in exchange for your 2013 Warrants.

Return your completed 2013 Warrant Election Form and Letter of Transmittal along with your 2013 Warrant Certificate(s) in the enclosed envelope so they are received by the Exchange Agent on or before the Election Deadline. Do not sign the back of your 2013 Warrant Certificate(s) except in those circumstances described in Instruction 7 or 8 of the Election Form and Letter of Transmittal.

5.

What happens if I do not return a 2103 Warrant Election Form and Letter of Transmittal or I miss the Election Deadline?

If your properly completed 2013 Warrant Election Form and Letter of Transmittal and all required documents are not received prior to 5:00 p.m., New York time, on ____________, 2015, your 2013 Warrants will be converted into Replacement 2013 Warrants.

Until you submit your completed 2013 Warrant Election Form and Letter of Transmittal and your NUVO 2013 Warrant Certificates and the Merger is completed, the 2013 Warrant Cancellation Payment or Replacement 2013 Warrants cannot be sent to you.

6.

Am I guaranteed to receive what I ask for on the election form?

Yes, Merchants will honor your election, assuming the Merger is completed and you have made a valid and timely election.

7.

If I receive Replacement 2013 Warrants, how many of such warrants will I receive upon conversion of my 2013 Warrant?

The number of Replacement 2013 Warrants you will receive if your 2013 Warrants are converted into Replacement 2013 Warrants will be determined by multiplying the number of your 2013 Warrants by the exchange ratio for the stock consideration in the Merger. That exchange ratio is 0.2416 shares of Merchants common stock per share of NUVO common stock (the “Exchange Ratio”).

8.

If I receive Replacement 2013 Warrants, what will the exercise price of such warrants be?

The exercise price of the Replacement 2013 Warrants will be $20.69 per share. That exercise price is subject to further adjustment in certain circumstances in accordance with the terms of the Warrant Agreement. The adjusted per share price was calculated by dividing the per share exercise price of the 2013 Warrants ($5.00) by the Exchange Ratio (0.2416).

On _________, 2015, the most recent practicable date before the printing of this document, the closing price of Merchants common stock on NASDAQ was $_____. The price of Merchants common stock may increase or decrease subsequent to ______, 2015.

9.

If I choose to receive the 2013 Warrant Cancellation Payment, how much cash will I receive for each 2013 Warrant that I own?

Merchants will pay you $2.15 in cash for each 2013 Warrant that you own and elect to cancel in exchange for the 2013 Warrant Cancellation Payment. The 2013 Warrant Cancellation Payment of $2.15 represents the difference between the per share cash consideration in the Merger of $7.15 and the $5.00 per share exercise price of the 2013 Warrants.

10.

When can I expect to receive my Replacement 2013 Warrant Certificates or 2013 Warrant Cancellation Payment?

We anticipate that warrant holders who have properly completed and returned their 2013 Warrant Election Form and Letter of Transmittal with their NUVO 2013 Warrant Certificate(s) will receive their cash payment or Replacement 2013 Warrant Certificates, as the case may be, within ___ business days after the date the Merger is completed. We expect the Merger to be completed on or about _______, 2015.

11.

What if I cannot locate my 2013 Warrant Certificate(s)?

Immediately contact the Exchange Agent at _______________, or ______[name]______ at NUVO at _________________, for replacement instructions. If your replacement 2013 Warrant Certificate(s) are not received in sufficient time to get them to the Exchange Agent before the Election Deadline, or if other arrangements satisfactory to Merchants and NUVO have not been made, your 2013 Warrants will be converted into Replacement 2013 Warrants.

12.

Will I have to pay taxes on the proceeds if my shares are exchanged?

Generally, receipt of the 203 Warrant Cancellation Payment will be treated as a transaction in which gain or loss will be recognized. You will not recognize gain or loss upon conversion of your 2013 Warrants into Replacement 2013 Warrants. You should refer to the discussion in the Proxy Statement under the caption “THE MERGER – Material Federal Income Tax Consequences of the Merger.” Because individual circumstances may differ, you should consult your tax advisor for a complete understanding of the tax effects of the merger to you, including the application and effect of foreign, state, local or other tax laws.

13.

How should I send in my signed documents and 2013 Warrant Certificate(s)?

An envelope addressed to the Exchange Agent is enclosed with these FAQs and the 2013 Warrant Election Form and Letter of Transmittal. You may use this envelope to return your 2013 Warrant Election Form and Letter of Transmittal, your 2013 Warrant Certificate(s), and any additional documentation that may be required to make your election complete. If you do not have the envelope, you may send the 2013 Warrant Certificate(s), the 2013 Warrant Election Form and Letter of Transmittal and any additional documentation to: American Stock Transfer & Trust Company, LLC, at the address shown on page 1 of the 2013 Warrant Election Form and Letter of Transmittal and in Question 20 below. If you are mailing 2013 Warrant Certificate(s), we recommend that they be sent (using the return envelope provided) registered mail, properly insured, with return receipt requested. You may instead choose to send your documentation to the Exchange Agent by an overnight delivery service, also properly insured. The amount of insurance that may be purchased from overnight delivery services may be greater than is available if you send the documents by mail. Please do not return any documents to NUVO or Merchants.

Until your completed 2013 Warrant Election Form and Letter of Transmittal and your 2013 Warrant Certificates are actually received by the Exchange Agent, delivery is not completed. You hold title to the certificates and you bear the risk of loss.

14.

Are there any fees associated with this process?

There are no fees associated with the receipt of the 2013 Warrant Cancellation Payment or the conversion to Replacement 2013 Warrants unless you need to replace missing 2013 Warrant Certificate(s) or request a check or Replacement 2013 Warrant Certificate in a name(s) other than your name.

15.

How do I change my address on the 2013 Warrant Election Form and Letter of Transmittal?

Mark through any incorrect address information that is printed on the front of the 2013 Warrant Election Form and Letter of Transmittal. Clearly print the correct address in the area beside the printed information. If you would like to receive your 2013 Warrant Cancellation Payment or Replacement 2013 Warrant Certificates at a different address from that imprinted on the front of the 2013 Warrant Election Form and Letter of Transmittal, please complete the box entitled SPECIAL DELIVERY INSTRUCTIONS on the 2013 Warrant Election Form and Letter of Transmittal.

16.

What do I do if:

•

I want to change the name on my Replacement 2013 Warrants certificate?

•

I want to have the check for my 2013 Warrant Cancellation Payment made payable to someone else?

•

The owner or co-owner of the shares is deceased?

Please complete the SPECIAL ISSUANCE/PAYMENT INSTRUCTIONS in the 2013 Warrant Election Form and Letter of Transmittal in order to transfer the Replacement 2013 Warrants or 2013 Warrant Cancellation Payment to someone else. You will need to provide a signature guarantee (see instruction 7 of the 2013 Warrant Election Form and Letter of Transmittal).

17.

May I transfer or assign my 2013 Warrants after I surrender my 2013 Warrant Certificate(s)?

No. Once you submit your 2013 Warrant Certificate(s), you may no longer transfer or assign the NUVO warrants, except as part of the election process. The Replacement 2013 Warrants may be transferred or assigned on the same basis as the 2013 Warrants. We cannot predict with certainty the date the Merger will be completed.

18.

Can I change or revoke my election?

Any election may be changed or revoked if a written notice is received by the Election Deadline of 5:00 p.m., New York time, on __________, 2015. To change or revoke an election, a written notice must (i) specify the name of the 2013 Warrant Holder having made the election to be changed or revoked and (ii) be signed by the 2013 Warrant Holder in the same manner as the original signature on the 2013 Warrant Election Form and Letter of Transmittal by which such election was made. A new election may be made by submitting a new 2013 Warrant Election Form and Letter of Transmittal that is received by the Election Deadline.

19.

Who do I call if I have additional questions?

You may contact the Exchange Agent at _______________________.

20.

Where do I deliver my completed 2013 Warrant Election Form and Letter of Transmittal and 2013 Warrant Certificates?

DELIVERY INSTRUCTIONS

If delivering by mail:	If delivering by hand or courier:
American Stock Transfer & Trust Company, LLC	American Stock Transfer & Trust Company, LLC
Operations Center	Operations Center
Attn: Reorganization Department	Attn: Reorganization Department
P.O. Box 2042	6201 15th Avenue
New York, New York 10272-2042	Brooklyn, New York 11219

ELECTION INFORMATION

THE RIGHT TO MAKE AN ELECTION WILL EXPIRE AT 5:00 P.M., NEW YORK TIME, ON __________, 2015 (THE “EXPIRATION DATE”). THE COMPANIES EXPECT THAT THE MERGER WILL OCCUR ON OR ABOUT ______________, 2015.

To Brokers, Dealers, Commercial Banks, Trust Companies and other Nominees:

At a special meeting of shareholders held on September 30, 2015, the shareholders of NUVO Bank & Trust Company (“NUVO”) approved the Agreement and Plan of Merger, dated as of April 27, 2015, between Merchants Bancshares, Inc. (“Merchants”) and NUVO and a related Bank Merger Agreement between NUVO and Merchants Bank (a wholly-owned subsidiary of Merchants) and joined in for certain limited purposes by Merchants (together, the “Merger Agreement”). The Merger Agreement provides for the merger of NUVO with and into Merchants Bank. The proposed merger was described in a Proxy Statement/Prospectus dated August 17, 2015, which was mailed to NUVO shareholders of record as of August 17, 2015, and which contained a copy of the documents constituting the Merger Agreement as Appendices A and B. The merger is expected to become effective on or about _____________, 2015.

Under the terms of the Merger Agreement, holders of Warrants to purchase NUVO common stock which were issued in 2013 (“2013 Warrants”) have the following election options:

1.

CASH ELECTION – All 2013 Warrants converted into the right to receive a cash warrant cancellation payment of $2.15 per share, which represents the difference between the cash consideration in the merger of $7.15 per share and the $5.00 per share exercise price of the 2013 Warrants (the “Warrant Cancellation Payment”).

2.

REPLACEMENT WARRANT ELECTION – All 2013 Warrants converted into replacement warrants to purchase shares of the common stock, $0.01 par value per share, of Merchants, with the number of warrants and the exercise price adjusted appropriately for the stock consideration exchange ratio in the merger, as described below (“Replacement 2013 Warrants”).

If no option is chosen on the Election Form the 2013 Warrants will be converted into Replacement 2013 Warrants.

In accordance with Section 2.03 of the Merger Agreement and Section 5(c) of the 2013 Warrant Agreement, the terms of the Replacement 2013 Warrants reflect the following adjustments:

•

The number of 2013 Warrants will be multiplied by the merger exchange ratio (0.2416); and

•

The exercise price of the 2013 Warrants will be divided by the merger exchange ratio (0.2416). As adjusted, the per share exercise price of the Replacement 2013 Warrants will be $20.69.

No change will be made to the warrant expiration date (April 30, 2017).

We are enclosing the following documents for your use in communicating with clients for whom you hold 2013 Warrants registered in your name or in the name of your nominee:

1.

The 2013 Warrant Election Form and Letter of Transmittal that enables a registered 2013 Warrant holder to make his or her election and surrender his or her 2013 Warrant Certificates. Those materials contain a Substitute Form W-9 to certify the 2013 Warrant Holder’s taxpayer identification/social security number.

2.	Frequently Asked Questions regarding the election and transmittal process for registered 2013 Warrant Holders.

3.

A Notice of Guaranteed Delivery to be used by brokers, dealers and other nominees to make an election if the procedures for delivering the necessary certificates representing 2013 Warrants cannot be completed on a timely basis.

4.	A proposed client letter, which you may wish to use to obtain election instructions from your clients.

YOUR PROMPT ACTION IS REQUIRED. PLEASE CONTACT YOUR CLIENTS AS SOON AS POSSIBLE. PLEASE NOTE THAT THE RIGHT TO MAKE AN ELECTION WILL EXPIRE 5:00 P.M. NEW YORK TIME ON __________, 2015 (THE “ELECTION DEADLINE”).

For an election to be valid, a duly executed and properly completed 2013 Warrant Election Form and Letter of Transmittal (or facsimile thereof) including any required signature guarantees and any other documents must be received by American Stock Transfer & Trust Company, LLC (the “Exchange Agent”), together with the certificate(s) representing surrendered 2013 Warrants, on or before the Election Deadline.

2013 Warrant Holders whose certificate(s) are not immediately available or who cannot deliver such certificate(s) and all other documents to the Exchange Agent prior to the Election Deadline must surrender their 2013 Warrants according to the procedure for guaranteed delivery set forth in the enclosed Notice of Guaranteed Delivery.

No fees or commissions will be payable by NUVO or Merchants, or any officer, director, shareholder, agent, or other representative of NUVO or Merchants, to any broker, dealer or other person for soliciting surrender of 2013 Warrants pursuant to the election (other than fees paid to the Exchange Agent for services in connection with the election and exchange process). Merchants will, however, upon request, reimburse you for customary mailing and handling expenses incurred by you in forwarding any of the enclosed materials to your clients whose 2013 Warrants are held by you as a nominee or in a fiduciary capacity.

Any inquiries you may have with respect to the election should be addressed to the Exchange Agent, at ____________. Additional copies of the enclosed materials may be obtained by contacting the Exchange Agent at that telephone number.

MERCHANTS BANCSHARES, INC.

Michael R. Tuttle
President & CEO

NOTHING CONTAINED HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE THE APPOINTMENT OF YOU OR ANY PERSON AS AN AGENT OF NUVO BANK & TRUST COMPANY, MERCHANTS BANCSHARES, INC., MERCHANTS BANK, AMERICAN STOCK TRANSFER & TRUST COMPANY, LLC OR ANY AFFILIATE OF ANY OF THE FOREGOING, OR TO AUTHORIZE YOU OR ANY OTHER PERSON TO USE ANY DOCUMENT OR MAKE ANY STATEMENT ON BEHALF OF ANY OF THEM IN CONNECTION WITH THE MERGER OR THE ELECTION OTHER THAN THE USE OF THE DOCUMENTS ENCLOSED HEREWITH AND THE STATEMENTS CONTAINED THEREIN.

ELECTION INFORMATION (2013 WARRANTS)

THE RIGHT TO MAKE AN ELECTION WILL EXPIRE AT 5:00 P.M., NEW YORK TIME, ON _________, 2015. THE TIME AND DATE OF THE EXPIRATION OF THE ELECTION PERIOD IS HEREIN REFERRED TO AS THE “ELECTION DEADLINE.” UNLESS WE HAVE OTHERWISE ADVISED YOU OF AN EARLIER PROCESSING DEADLINE, IT IS IMPERATIVE THAT WE RECEIVE YOUR INSTRUCTIONS PRIOR TO THE ELECTION DEADLINE IN ORDER TO PROPERLY FULFILL YOUR INSTRUCTIONS.

To Our Clients:

At a special meeting of shareholders held on September 30, 2015, the shareholders of NUVO Bank & Trust Company (“NUVO”) approved the Agreement and Plan of Merger, dated as of April 27, 2015, between Merchants Bancshares, Inc. (“Merchants”) and NUVO and a related Bank Merger Agreement between NUVO and Merchants Bank (a wholly-owned subsidiary of Merchants) and joined in for certain limited purposes by Merchants (together, the “Merger Agreement”). The Merger Agreement provides for the merger of NUVO with and into Merchants Bank. The proposed merger was described in a Proxy Statement/Prospectus dated August 17, 2015, which was mailed to NUVO shareholders of record as of August 17, 2015, and which contained a copy of the documents constituting the Merger Agreement as Appendices A and B. The merger is expected to become effective on or about _____________, 2015.

Under the terms of the Merger Agreement, you have the following election options with respect to your warrants to purchase shares of NUVO’s common stock, $0.01 par value per share, issued by NUVO in 2013 (“2013 Warrants”):

1.

CASH ELECTION – All 2013 Warrants converted into the right to receive a cash warrant cancellation payment of $2.15 per share, which represents the difference between the cash consideration in the merger of $7.15 per share and the $5.00 per share exercise price of the 2013 Warrants (the “Warrant Cancellation Payment”).

2.

REPLACEMENT WARRANT ELECTION – All 2013 Warrants converted into replacement warrants to purchase shares of the common stock, $0.01 par value per share, of Merchants, with the number of warrants and the exercise price adjusted appropriately for the stock consideration exchange ratio in the merger, as described below (“Replacement 2013 Warrants”).

If no option is chosen, your 2013 Warrants will be converted into Replacement 2013 Warrants.

Because we are the holder of record for your 2013 Warrants, only we can make an election for your 2013 Warrants in accordance with your instructions. Please instruct us on how to exchange your 2013 Warrants for cash and/or Replacement 2013 Warrants to purchase shares of Merchants common stock. If you do not make a timely election, your 2013 Warrants will be converted into Replacement 2013 Warrants.

Please note the following:

•

In accordance with Section 2.03 of the Merger Agreement and Section 5(c) of the Warrant Agreement executed by NUVO on April 30, 2013 in connection with issuance of the 2013 Warrants, the terms of the Replacement 2013 Warrants will reflect the following adjustments:

•

The number of 2013 Warrants will be multiplied by the merger exchange ratio (0.2416); and

•

The exercise price of the 2013 Warrants will be divided by the merger exchange ratio (0.2416). As adjusted, the per share exercise price of the Replacement 2013 Warrants will be $20.69.

•

No change will be made to the warrant expiration date (April 30, 2017) of the Replacement 2013 Warrants.

•

The Election Deadline is 5:00 p.m., New York time, on ____________, 2015. NUVO and Merchants anticipate that the effective date of the merger will occur on or about __________, 2015. Unless we have otherwise advised you of an earlier processing deadline, it is imperative that we receive your instructions prior to the Election Deadline or you will be deemed to have made a “No Preference Election.”

•

If you miss our processing deadline, your 2013 Warrants will be converted into Replacement 2013 Warrants.

•

Conversion of your 2013 Warrants to the cash Warrant Cancellation Payment will be treated as a sale of stock for federal income tax purposes. Because individual circumstances may differ, you should consult your tax advisor to determine the tax effects of the merger, including the application and effect of foreign, federal, state, local or other tax laws.

•

NUVO shareholders who elect to receive Replacement 2013 Warrants should be aware that the price of Merchants common stock may increase or decrease in the future.

Please provide your signed instructions below:

ELECTION OPTIONS (Check only one box as your election will apply to all of your 2013 Warrants.

☐

CASH ELECTION - All 2013 Warrants converted into the right to receive the cash Warrant Cancellation Payment equal to $2.15 per share (which represents the difference between the cash consideration in the merger of $7.15 per share and the $5.00 per share exercise price of the 2013 Warrants) multiplied by the number of 2013 Warrants.

☐

REPLACEMENT WARRANT ELECTION - All 2013 Warrants converted into Replacement 2013 Warrants to purchase shares of the common stock, $0.01 par value per share, of Merchants, with the number of warrants and the exercise price adjusted for the stock consideration exchange ratio in the merger (0.2416), as follows:

•

The number of 2013 Warrants will be multiplied by the merger exchange ratio (0.2416); and

•

The exercise price of the 2013 Warrants will be divided by the merger exchange ratio (0.2416). As adjusted, the per share exercise price of the Replacement 2013 Warrants will be $20.69.

Account Number ______________________________

If you do not elect one of these options, YOUR 2013 Warrants will be converted into Replacement 2013 Warrants.

Signature of Shareholder	Signature of Shareholder	Phone Number

THE METHOD OF DELIVERY OF THIS DOCUMENT IS AT THE OPTION AND RISK OF THE ELECTING 2013 WARRANT HOLDER. IF DELIVERED BY MAIL, REGISTERED MAIL WITH RETURN RECEIPT REQUESTED, IS RECOMMENDED. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ENSURE DELIVERY.

IF YOU HAVE ANY QUESTIONS, PLEASE CONTACT YOUR BROKER, BANK OR FINANCIAL ADVISOR DIRECTLY.

YOUR PROMPT ACTION IS REQUESTED.

NOTICE OF GUARANTEED DELIVERY
OF
2013 WARRANTS TO PURCHASE SHARES OF COMMON STOCK
OF NUVO BANK & TRUST COMPANY

This form, or a facsimile hereof, must be used in connection with your election if:

1.

The certificates evidencing your warrants to purchase shares of the common stock of NUVO Bank & Trust Company (“NUVO”) which were issued by NUVO in 2013 (“2013 Warrants”) are not immediately available; and

2.

Time will not permit the 2013 Warrant Election Form and Letter of Transmittal (“Election Form”) and other required documents to be delivered to the Exchange Agent on or before 5:00 p.m., New York time, on ___________, 2015 (the “Election Deadline”).

This form and the 2013 Warrant Election Form may be delivered by hand, mail or facsimile transmission to the Exchange Agent, and must be received by the Exchange Agent on or before the Election Deadline.

The Exchange Agent is:

AMERICAN STOCK TRANSFER & TRUST COMPANY, LLC

By Mail or Facsimile:	By Hand:	By Overnight Courier:
American Stock Transfer & Trust Company, LLC Operations Center Attn: Reorganization Department PO Box 2042 New York, NY 10272-2042 Facsimile: (718) 234-5001	American Stock Transfer & Trust Company, LLC 59 Maiden Lane Plaza Level New York, NY 10038	American Stock Transfer & Trust Company, LLC Operations Center Attn: Reorganization Department 6201 15th Ave Brooklyn, NY 11219

Delivery of this form to an address other than as set forth above or transmission via facsimile to a number other than one listed above does not constitute a valid delivery.

The undersigned hereby surrenders to American stock Transfer & Trust Company, the Exchange Agent, upon the terms and subject to the conditions set forth in the Proxy Statement/Prospectus dated August 17, 2015, and the related 2013 Warrant Election Form and Letter of Transmittal, receipt of which are hereby acknowledged, the number of 2013 Warrants set forth below on this Notice of Guaranteed Delivery.

[continued and to be signed on next page]

Total Number of 2013 Warrants Surrendered: ________________________________________________________

Certificate Number(s) (if available): ________________________________________________________________

Name(s) of Record Holder(s): _____________________________________________________________________

Address: _____________________________________________________________________________________

Telephone Number: (____) ______________________

Social Security Number or Employer Identification Number: ____________________________________________

Dated: __________________________, 2015

____________________________________________

____________________________________________
Signature(s)

GUARANTEE

The undersigned, a member firm of a registered national securities exchange, a member of the Financial Industry Regulatory Authority, Inc., or a commercial bank or trust company having an office, branch, or agency in the United States, hereby guarantees to deliver to the Exchange Agent certificates representing the warrants tendered hereby, in proper form for transfer, together with (i) a properly completed and duly executed Election Form and Letter of Transmittal (or facsimile thereof) with any required signature guarantees, and (ii) any other required document, within three business days after the Election Deadline of 5:00 p.m., New York Time, on __________, 2015.

Name of Firm: _________________________________	___________________________________________
(Authorized Signature)
Address: ______________________________________
Name: ______________________________________
_____________________________________________
Title: _______________________________________
Telephone Number: (____) _______________________
Dated: __________________________, 2015

DO NOT SEND 2013 WARRANT CERTIFICATES WITH THIS FORM. 2013 WARRANT CERTIFICATES MUST BE SENT WITH THE 2013 WARRANT ELECTION FORM AND LETTER OF TRANSMITTAL.

This form is not to be used to guarantee signatures. If a signature on the 2013 Warrant Election Form and Letter of Transmittal requires a Medallion Signature Guarantee, such guarantee must appear in the applicable space provided on the Election Form. If you have any questions regarding the election materials, registered shareholders should call the Exchange Agent, at ________________, and banks and brokerage firms should call the Exchange Agent at __________________.